Exhibit 99.1
Bottomline Technologies Reports Third Quarter Results

Subscription Revenue Growth and COVID Response Highlight Third Quarter

PORTSMOUTH, N.H. - May 6, 2020 - Bottomline Technologies (Nasdaq: EPAY), a leading provider of financial technology that makes complex business payments simple, smart and secure, today reported financial results for the third quarter ended March 31, 2020.
Subscription revenue was $87.5 million for the third quarter, up 16% as compared to the third quarter of last year. Subscription revenue was 78% of total revenues, up 7 percentage points from 71% a year prior.
Total revenues for the third quarter were $111.7 million. GAAP net loss for the third quarter was $7.5 million, or 7% of revenue. GAAP net loss per share was $0.18 in the third quarter.
Adjusted EBITDA for the third quarter was $23.2 million, which was 21% of overall revenue. Core earnings per share was $0.27 for the third quarter. Adjusted EBITDA and core earnings per share are calculated as discussed in the “Non-GAAP Financial Measures” section that follows.
“Bottomline responded extraordinarily well to the COVID-19 crisis. We are operating effectively and consistently, with a priority on the safety and well-being of the Bottomline team, supporting and delivering for our customers around the globe, and keeping our business strong” said Rob Eberle, CEO. “We had a strong and productive quarter, highlighted by continued strong subscription revenue growth, a solid bookings result, and an agile and resilient response to the initial stage of the crisis. Our applications are mission-critical and the vast majority of our revenues are unimpacted by the pandemic’s economic disruption. Longer term, we see an acceleration of digital transformation of business payments driving increased demand for our solution set and growth for our company.”

During the three months ended March 31, 2020 Bottomline repurchased 90 thousand shares of common stock at a cost of $4.1 million and an average price per share of $46.14. During the nine months ended March 31, 2020 Bottomline has repurchased 418 thousand shares of common stock at a cost of $19.1 million and for an average purchase price per share of $45.76. Based on the continued uncertainty around the duration and severity of the COVID-19 related precautions and economic slowdown, Bottomline has suspended its share repurchase activity. The company has $30.9 million remaining under its current repurchase authorization.

The COVID-19 pandemic has created economic uncertainty and the extent to which the company’s future results will be impacted is difficult to estimate at this time. On the earnings call, the company will provide its perspective on two outlooks going forward (i) quarterly results expected taking into account the full potential economic impact of the COVID-19 disruption and (ii) quarterly results which are expected to occur once the economic disruptions subsides.

Third Quarter Customer Highlights

•
To help banks address the extraordinary volumes and demands of the Payroll Protection Program at a time when access to physical branches is limited, Bottomline repurposed its online account opening capability to offer banks a technology platform for simplified loan origination, specifically tailored to the U.S. Small Business Administration (SBA) application requirements. This platform was made available free of cost to any bank that needed it. To date Bottomline has processed over $120 million in loan applications for 1,800 small business applicants.

•
25 organizations selected Paymode-X to automate their AP processes, with clients spanning a wide variety of industries such as property management, healthcare, higher education, and public administration.

•	2 banks selected Bottomline’s banking solutions platforms to help them compete and grow their corporate and business banking franchises through our innovative and intelligent engagement solution.

•
3 new customers, including Gray Insurance Company, chose Bottomline's legal spend management solutions to automate, manage and control their legal spend. 11 other customers, including a top 10 AM Best P&C insurer expanded their Bottomline relationships.

•	A major global supplier of plastic and fiber products signed on for Bottomline’s connectivity and sanction screening solutions.

•
ACCA, a global professional accountancy body, turned to Bottomline for a single payment processing solution to support global payments, streamline bank access, and integrate with multiple back-office systems.

Third Quarter Strategic Corporate Highlights

•
The company’s DB IQ Insights earned the Overall Most Innovative award at the 2020 Barlow Research Monarch Innovation Awards. Insights provides commercial banks with a unique capability to understand and quickly unlock value from the data and online actions of their customers.

•
Announced the availability of Bottomline’s Payments and Cash Management (PCM) 3.11, which enables corporations to streamline their payments and aggregate balance and transaction reporting information across all their banking relationships.

•
The company’s PTX Secure Payments received the Best Security and Anti-Fraud Development award at the UK Cards and Payments Awards. It also received the FinTech Breakthrough Award for Best Financial Transaction Security Platform. The multi-layered solution safeguards customers from external and internal payment fraud.

•	The company earned a Bronze Stevie Award for 2020 Best Use of Technology in Customer Service, a prestigious recognition given the hundreds of innovative technologies considered.

•
Bottomline partnered with five other organizations to support a successful pilot of a request to pay messaging service from Pay.UK. Request to pay is a new, flexible way to settle transactions between businesses by providing payers the ability to more directly communicate with the biller.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Core net income, core earnings per share, constant currency information, adjusted EBITDA and adjusted EBITDA as a percent of revenue are all non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, amortization of debt issuance costs, global enterprise resource planning (ERP) system implementation and other costs and other non-core or nonrecurring benefits or expenses that may arise from time to time.

Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services and integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation and other costs relate to direct and incremental costs incurred in connection with our multi-phase implementation of a new, global ERP solution and the related technology infrastructure and costs related to our implementation of the new revenue recognition standard under US GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges as noted in the reconciliation that follows.

Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. The same non-GAAP information is used for corporate planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. This non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net (loss) income for the three and nine months ended March 31, 2020 and 2019 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
	(in thousands)
GAAP net (loss) income	$(7,468)	$824	$(6,226)	$5,875
Amortization of acquisition-related intangible assets	5,121	5,230	15,284	15,809
Stock-based compensation plan expense	9,289	10,015	31,298	31,906
Acquisition and integration-related expenses	986	1,373	4,640	2,966
Restructuring expense	730	1,332	939	1,963
Minimum pension liability adjustments	50	(93)	140	(248)
Amortization of debt issuance costs	103	103	310	311
Global ERP system implementation and other costs	61	557	485	3,110
Other non-core benefit	—	—	(10)	(237)
Tax effects on non-GAAP income	2,675	(5,685)	(8,877)	(19,661)
Core net income	$11,547	$13,656	$37,983	$41,794
Reconciliation of Diluted Core Earnings per Share
A reconciliation of our diluted core earnings per share to our GAAP diluted net (loss) income per share for the three and nine months ended March 31, 2020 and 2019 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
GAAP diluted net (loss) income per share	$(0.18)	$0.02	$(0.15)	$0.14
Plus:
Amortization of acquisition-related intangible assets	0.12	0.13	0.36	0.38
Stock-based compensation plan expense	0.22	0.25	0.75	0.77
Acquisition and integration-related expenses	0.03	0.03	0.11	0.07
Restructuring expense	0.02	0.03	0.02	0.05
Global ERP system implementation and other costs	—	0.01	0.01	0.07
Other non-core benefit	—	—	—	(0.01)
Minimum pension liability adjustments	—	—	—	(0.01)
Amortization of debt issuance and debt discount costs	—	—	0.01	0.01
Tax effects on non-GAAP income	0.06	(0.14)	(0.21)	(0.47)
Diluted core earnings per share	$0.27	$0.33	$0.90	$1.00

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net (loss) income per share for the three and nine months ended March 31, 2020 and 2019 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
	(in thousands)
Numerator:
Core net income	$11,547	$13,656	$37,983	$41,794
Denominator:
Weighted average shares used in computing basic net (loss) income per share for GAAP	41,823	40,911	41,668	40,412
Impact of dilutive securities (shares related to conversion feature on convertible senior notes, stock options, warrants, restricted stock awards and employee stock purchase plan) (1)	397	714	350	1,238
Weighted average shares used in computing diluted core earnings per share	42,220	41,625	42,018	41,650

(1)	These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to our GAAP net (loss) income for the three and nine months ended March 31, 2020 and 2019 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
	(in thousands)
GAAP net (loss) income	$(7,468)	$824	$(6,226)	$5,875
Adjustments:
Other expense, net of pension adjustments	1,237	853	3,044	2,849
Provision (benefit) from income taxes	6,059	(1,251)	2,282	(6,104)
Depreciation and amortization	7,155	5,576	19,807	16,767
Amortization of acquisition-related intangible assets	5,121	5,230	15,284	15,809
Stock-based compensation plan expense	9,289	10,015	31,298	31,906
Acquisition and integration-related expenses	986	1,373	4,640	2,966
Restructuring expense	730	1,332	939	1,963
Global ERP system implementation and other costs	61	557	485	3,110
Other non-core benefit	—	—	(10)	—
Adjusted EBITDA	$23,170	$24,509	$71,543	$75,141

Adjusted EBITDA as a percent of Revenue

A reconciliation of adjusted EBITDA as a percent of revenue to GAAP net (loss) income as a percent of revenue for the three and nine months ended March 31, 2020 and 2019 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
GAAP net (loss) income as a percent of revenue	(7%)	1%	(2%)	2%
Adjustments:
Other expense, net of pension adjustments	1%	1%	1%	1%
Provision (benefit) from income taxes	5%	(1%)	1%	(2%)
Depreciation and amortization	7%	5%	6%	5%
Amortization of acquisition-related intangible assets	5%	5%	5%	5%
Stock-based compensation plan expense	8%	9%	10%	10%
Acquisition and integration-related expenses	1%	1%	1%	1%
Restructuring expense	1%	1%	0%	1%
Global ERP system implementation and other costs	0%	1%	0%	1%
Adjusted EBITDA as a percent of revenue	21%	23%	22%	24%

About Bottomline Technologies

Bottomline Technologies (Nasdaq: EPAY) helps make complex business payments simple, smart, and secure. Corporations and banks rely on us for state of the art domestic and international payments, efficient cash management, payment processing, bill review and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release and our responses to questions on our conference call discussing our quarterly results may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, achieve financial goals, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “likely,” “should,” “may,” “believes,” “plans,” “anticipates,” “expects,” “forecasts,” “look forward”, “opportunities,” “confident”, “trends,” “future,” “estimates,” “targeted” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions, and including the potential effects of the COVID-19 pandemic on any of the foregoing. For additional discussion of factors that could impact Bottomline Technologies' operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2019 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Statements about the effects of the current and near-term market and macroeconomic environment on Bottomline, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties that are subject to change based on various important factors (some of which are beyond Bottomline’s control), including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on Bottomline, our customers and third parties. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements to reflect events or circumstances after today’s date or to reflect the occurrence of unanticipated events.

Media Contact:
Rick Booth
Bottomline Technologies
603.501.6270
rbooth@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenues:
Subscriptions	$87,531	$75,502	$251,682	$216,558
Software licenses	1,546	3,802	6,922	13,979
Service and maintenance	21,732	25,856	70,618	80,047
Other	906	1,278	2,360	3,137
Total revenues	111,715	106,438	331,582	313,721
Cost of revenues:
Subscriptions	34,670	31,623	100,884	94,644
Software licenses	82	226	400	667
Service and maintenance	12,534	12,818	38,516	38,052
Other	643	1,046	1,663	2,461
Total cost of revenues	47,929	45,713	141,463	135,824
Gross profit	63,786	60,725	190,119	177,897
Operating expenses:
Sales and marketing	27,370	25,165	80,046	70,772
Product development and engineering	18,000	16,887	54,628	50,267
General and administrative	13,734	13,175	41,840	38,944
Amortization of acquisition-related intangible assets	5,121	5,230	15,284	15,809
Total operating expenses	64,225	60,457	191,798	175,792
(Loss) income from operations	(439)	268	(1,679)	2,105
Other expense, net	(970)	(695)	(2,265)	(2,334)
Loss before income taxes	(1,409)	(427)	(3,944)	(229)
Income tax (provision) benefit	(6,059)	1,251	(2,282)	6,104
Net (loss) income	$(7,468)	$824	$(6,226)	$5,875
Net (loss) income per share:
Basic	$(0.18)	$0.02	$(0.15)	$0.15
Diluted	$(0.18)	$0.02	$(0.15)	$0.14
Shares used in computing net (loss) income per share:
Basic	41,823	40,911	41,668	40,412
Diluted	41,823	41,625	41,668	41,650

Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	June 30,
	2020	2019
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$182,287	$99,705
Cash and cash equivalents, held for customers	6,590	5,637
Accounts receivable	78,271	77,285
Other current assets	30,333	30,434
Total current assets	297,481	213,061
Property and equipment, net	69,832	54,541
Operating lease right-of-use assets, net	23,953	—
Goodwill and intangible assets, net	360,537	374,450
Other assets	28,769	27,177
Total assets	$780,572	$669,229
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,830	$10,947
Accrued expenses and other current liabilities	40,893	33,945
Customer account liabilities	6,590	5,637
Deferred revenue	86,236	75,097
Total current liabilities	146,549	125,626
Borrowings under credit facility	180,000	110,000
Deferred revenue, non-current	14,479	17,062
Operating lease liabilities, non-current	19,991	—
Deferred income taxes	9,251	10,345
Other liabilities	27,407	26,819
Total liabilities	397,677	289,852
Stockholders' equity
Common stock	48	47
Additional paid-in-capital	754,140	721,438
Accumulated other comprehensive loss	(50,351)	(43,593)
Treasury stock	(143,333)	(127,095)
Accumulated deficit	(177,609)	(171,420)
Total stockholders' equity	382,895	379,377
Total liabilities and stockholders' equity	$780,572	$669,229